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                                                                    EXHIBIT 23.1


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1992 Stock Plan, 2000 Stock Plan and 2000 Employee Stock Purchase Plan of Applied Molecular Evolution, Inc. of our report dated February 23, 2001, except for the second paragraph of Note 6, as to which the date is March 8, 2001, with respect to the Consolidated Financial Statements of Applied Molecular Evolution, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2000.




                                                   /s/ Ernst & Young LLP

San Diego, California
March 13, 2001